Exhibit 99.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with this annual filing of DNAPrint genomics, Inc., a Utah corporation (the "Company"), on Form 10-KSB for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Tony
Frudakis, Principal Financial Officer of the Company, certify, pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ Tony Frudakis
Tony Frudakis
Principal Financial Officer
April 11, 2003